Exhibit 99.1

MSC.SOFTWARE REPORTS THIRD QUARTER RESULTS

MSC.Software Corp. (NYSE: MNS), the leading global provider of virtual product development (VPD) products including simulation software and services, announced financial results for the third quarter ended September 30, 2003.

Third Quarter Highlights:

•                  Reported revenue from continuing operations was $62.1 million versus revenue from continuing operations of $61.6 million in the third quarter last year.

•                  Reported income from continuing operations was $1.4 million or $0.04 per diluted share compared to a loss from continuing operations of $4.2 million or ($0.14) per diluted share last year.

For the third quarter ended September 30, 2003, reported revenue from continuing operations was $62.1 million, compared to revenue from continuing operations of $61.6 million for the third quarter of 2002. For the third quarter ended September 30, 2003, reported income from continuing operations was $1.4 million or $0.04 per diluted share, compared to a loss from continuing operations of $4.2 million or ($0.14) per diluted share in the third quarter of 2002. During the third quarter of 2002, the Company recorded restructuring and impairment charges totaling $6.0 million.

For the nine months ended September 30, 2003, reported revenue from continuing operations was $183.9 million, compared to reported revenue from continuing operations of $175.6 million for the nine months of 2002, up 5%.  For the nine months ended September 30, 2003, the reported loss from continuing operations was $3.5 million or ($0.12) per diluted share, compared to a reported loss from continuing operations of $14.0 million or ($0.48) per diluted share in the nine months of 2002. During the first nine months of 2002, the Company recorded restructuring and other impairment charges of $13.8 million, a write off associated with the acquired in-process R&D of $2.4 million and a change in accounting principle of $39.3 million. During the first nine months of 2003, the Company recorded restructuring and other impairment charges of $5.0 million, and refinancing charges included in Other Expenses of $6.1 million.

“The third quarter results are a confirmation that the refocused MSC.Software strategy is gaining momentum and turning opportunity into revenue,” said Frank Perna, chairman and CEO of MSC.Software.  “We recently completed our 2003 Virtual Product Development conference in Michigan and I can say without hesitation that our VPD message and product strategy rings loud and clear with our customers in North America and abroad.  Our customers understand that, to be successful in product development, they must increase their use of VPD technologies and MSC.Software is the partner that can help them achieve their goals.

“We have undertaken a number of initiatives during the quarter, including providing new sales training for our worldwide staff and technical training for our support staff, that are making us a better solution selling organization and have enhanced the quality of our customer service.  We have also made some significant strides in reducing our overhead costs related to facilities by combining offices, renegotiating leases and in some cases leasing office space to other companies.

“My recent interaction with customers and staff at our conference has reconfirmed my enthusiasm that we will continue to succeed in this tough market and will perform even better when the economy turns around.   The breadth and depth of our software and services product portfolio uniquely positions us in the market, and we are confident we can continue this momentum into the fourth quarter and into 2004.”

Americas

Software and services revenue in the Americas was $21 million, compared to $24 million in the third quarter last year. The total number of new accounts increased by 174 customers, and 19 software and services transactions greater than $100,000 were inked in the third quarter.  Major software and services contracts were signed with Northrop-Grumman, Sandia and Boeing.

Europe

MSC.Software’s European software and services revenue was $21 million, compared to $18 million in the third quarter last year. The total number of new accounts increased by 21 names. During the third quarter, 13 software and services transactions over $100,000 were signed in Europe.  In the quarter, key software and services contracts were signed with GKN Westland, EADS-CASA, Nissan Technical Centre and Lotus Cars.

Asia-Pacific

Asia-Pacific software and services revenue was $21 million compared to $20 million in the third quarter last year. The region added 40 new account names in the quarter, and 26 software and services transactions over $100,000 were signed. Major contracts were completed with Nissan, Suzuki, Koito Manufacturing and Xi’an Aircraft.

Outlook

Based on current visibility, the Company expects fourth quarter revenue from continuing operations to be in the range of $65 million to $70 million and earnings to be in the range of $0.06 to $0.10 per diluted share. The Company expects revenue from continuing operations for FY 2004 to be in the range of $260 million to $280 million and earnings to be in the range of $0.35 to $0.45 per diluted share.

About MSC.Software Corporation

MSC.Software (NYSE: MNS) is the leading global provider of virtual product development (VPD) products including simulation software and services that help companies make money, save time and reduce costs associated with designing and testing manufactured products.  MSC.Software works with thousands of companies in hundreds of industries to develop better products faster by utilizing information technology, software and services.  MSC.Software employs more than 1400 people in 23 countries.  For additional information about MSC.Software’s products and services, please visit www.mscsoftware.com.

Except for the historical information contained herein, certain matters discussed herein constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. Other factors which could cause such results to differ materially from those described in the forward-looking statements include delays in developing, completing, or shipping new or enhanced products, the ability to assimilate acquisitions into MSC’s operations, foreign currency translations, and other risks and uncertainties that are detailed in the Company’s annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission.

(Financial Tables Follow)

MSC.SOFTWARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in Thousands, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
	(Unaudited)		(Unaudited)
REVENUE:
Software	$35,569	$35,303	$108,428	$112,686
Services	26,565	26,287	75,481	62,955
Total Revenue	62,134	61,590	183,909	175,641
COST OF REVENUE:
Software	5,887	5,744	14,986	17,286
Software – Impairment of Capitalized Development Costs	—	992	782	4,751
Services	13,728	14,976	40,701	39,307
Total Cost of Revenue	19,615	21,712	56,469	61,344
GROSS PROFIT	42,519	39,878	127,440	114,297
OPERATING EXPENSE:
Research and Development	6,711	6,036	20,756	17,574
Selling, General and Administrative	31,106	30,103	92,348	98,368
Restructuring and Other Impairment Charges	—	5,024	4,231	9,064
Write-Off of Acquired In-Process R&D	—	—	—	2,380
Amortization of Intangibles	1,896	1,910	5,710	4,656
Total Operating Expense	39,713	43,073	123,045	132,042
OPERATING INCOME (LOSS)	2,806	(3,195)	4,395	(17,745)
OTHER EXPENSE
Interest Expense	1,107	1,923	4,499	3,940
Other Expense (Income), Net	(814)	876	5,348	(600)
Total Other Expense, Net	293	2,799	9,847	3,340
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE BENEFIT FOR INCOME TAXES	2,513	(5,994)	(5,452)	(21,085)
Provision (Benefit) for Income Taxes	1,106	(1,761)	(1,922)	(7,073)
INCOME (LOSS) FROM CONTINUING OPERATIONS	1,407	(4,233)	(3,530)	(14,012)
DISCONTINUED OPERATIONS
Income (Loss) from Discontinued Operations, Net of Tax	188	(1,565)	(2,351)	(294)
Loss from Disposal of Discontinued Operations, Net of Tax	(1,500)	—	(20,686)	—
TOTAL LOSS FROM DISCONTINUED OPERATIONS	(1,312)	(1,565)	(23,037)	(294)
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	95	(5,798)	(26,567)	(14,306)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	—	—	—	(39,300)
NET INCOME (LOSS)	$95	$(5,798)	$(26,567)	$(53,606)
BASIC EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS	$0.05	$(0.14)	$(0.12)	$(0.48)
DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS	$0.04	$(0.14)	$(0.12)	$(0.48)
BASIC EARNINGS (LOSS) PER SHARE FROM DISCONTINUED OPERATIONS	$(0.04)	$(0.05)	$(0.77)	$(0.01)
DILUTED EARNINGS (LOSS) PER SHARE FROM DISCONTINUED OPERATIONS	$(0.03)	$(0.05)	$(0.77)	$(0.01)
BASIC AND DILUTED LOSS PER SHARE FROM CUMULATIVE CHANGE	$0.00	$0.00	$0.00	$(1.34)
BASIC EARNINGS (LOSS) PER SHARE	$0.00	$(0.20)	$(0.89)	$(1.82)
DILUTED EARNINGS (LOSS) PER SHARE	$0.01	$(0.20)	$(0.89)	$(1.82)
Basic Weighted-Average Shares Outstanding	30,258	29,626	30,019	29,379
Diluted Weighted-Average Shares Outstanding	42,360	29,626	30,019	29,379

MSC.SOFTWARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in Thousands)

	September 30, 2003	December 31, 2002
	(Unaudited)

ASSETS

Cash and Investments	$45,261	$34,564
Trade Accounts Receivable, Net	58,508	60,896
Current Assets of Discontinued Operations	3,294	38,341
Other Current Assets	47,860	35,576

Total Current Assets	154,923	169,377

Property and Equipment, Net	31,523	34,888
Capitalized Software Costs, Net	28,112	25,957
Goodwill and Other Intangible Assets, Net	243,117	246,382
Long-term Assets of Discontinued Operations	—	19,029
Other Assets	22,683	11,641

Total Assets	$480,358	$507,274

LIABILITIES AND SHAREHOLDERS’ EQUITY

Accounts Payable	$9,729	$9,919
Current Portion of Long-Term Debt	—	13,750
Current Portion of Notes Payable to Shareholders	—	4,590
Deferred Revenue	64,799	67,327
Restructuring Reserve	2,746	4,105
Current Liabilities of Discontinued Operations	5,150	24,868
Other Current Liabilities	32,673	37,029

Total Current Liabilities	115,097	161,588

Deferred Income Taxes	27,377	29,243
Long-Term Debt, Less Current Portion	—	40,104
Notes Payable to Shareholders	4,658	10,536
Subordinated Convertible Debentures	100,000	—
Subordinated Notes Payable, Less Current Portion	6,970	6,817
Long-Term Liabilities of Discontinued Operations	—	9,344
Other Long-Term Liabilities	7,160	7,162

Total Liabilities	261,262	264,794

Total Shareholders’ Equity	219,096	242,480

Total Liabilities and Shareholders’ Equity	$480,358	$507,274

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